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AIM MONEY MARKET FUND                                              SUB-ITEM 77Q3

DUE TO THE RESTRICTIONS IN THE FORMAT OF FORM N-SAR TO ALLOW REPORTING OF INFORMATION FOR MULTIPLE CLASSES OF SHARES, THIS EXHIBIT PROVIDES CLASS LEVEL INFORMATION FOR ITEMS 72DD, 73A, 74U AND 74V.

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FOR PERIOD ENDING: 1/31/2010
FILE NUMBER :      811-05686
SERIES NO.:        6

72DD.                        1 Total income dividends for which record date passed during the period. (000's Omitted)

                               AIM Cash Reserve Shares   $    130

                             2 Dividends for a second class of open-end company shares (000's
                               Omitted)

                               Class B                   $     21
                               Class C                   $     19
                               Class R                   $      8
                               Class Y                   $      3
                               Investor Class            $     49

73A.                           Payments per share outstanding during the entire current period:
                               (form nnn.nnnn)

                             1 Dividends from net investment income

                               AIM Cash Reserve Shares     0.0002

                             2 Dividends for a second class of open-end company shares
                               (form nnn.nnnn)

                               Class B                     0.0002
                               Class C                     0.0002
                               Class R                     0.0002
                               Class Y                     0.0002
                               Investor Class              0.0002

74U.                         1 Number of shares outstanding (000's Omitted)

                               AIM Cash Reserve Shares    629,018

                             2 Number of shares outstanding of a second class of open-end company shares (000's Omitted)

                               Class B                     94,165
                               Class C                     86,675
                               Class R                     42,831
                               Class Y                     15,520
                               Investor Class             234,537

74V.                         1 Net asset value per share (to nearest cent)

                               AIM Cash Reserve Shares   $   1.00

                             2 Net asset value per share of a second class of open-end company shares (to nearest cent)

                               Class B                   $   1.00
                               Class C                   $   1.00
                               Class R                   $   1.00
                               Class Y                   $   1.00
                               Investor Class            $   1.00
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